UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2020
CARDIOVASCULAR SYSTEMS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-52082	41-1698056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 Old Highway 8 Northwest
St. Paul, Minnesota 55112-6416
(Address of Principal Executive Offices and Zip Code)

651 259-1600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 17 §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, One-tenth of One Cent ($0.001) Par Value Per Share	CSII	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2020, Cardiovascular Systems, Inc. (the “Company”) entered into the Fourth Amendment to Build-to-Suit Lease (the “Amendment”) with the Pearland Economic Development Corporation (the “PEDC”), which amends the Build-To-Suit Lease Agreement between the Company and the PEDC, dated September 9, 2009 (the “Lease”). Pursuant to the Lease, as amended, the Company leases its production facility in Pearland, Texas from the PEDC.

The term of the Lease has been extended by five years, with an expiration date of April 30, 2026, in accordance with the renewal option previously exercised by the Company. Pursuant to the Amendment, commencing on May 1, 2021, the Company will pay base rent during the extended term of $10.50 per rental square foot per annum, payable in monthly installments of $40,250. The other terms of the Lease will remain in effect.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of such agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ending December 31, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 21, 2020

CARDIOVASCULAR SYSTEMS, INC.
By:	/s/ Alexander Rosenstein
Alexander Rosenstein General Counsel and Corporate Secretary